EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Wang Shi Bin, Chief Executive Officer of Race World International, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Quarterly Report on Form 10-Q of Race World International, Inc. for the three month period ended September 30, 2010 (the 'Report') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Race World International, Inc.


                                      RACE WORLD INTERNATIONAL, INC.

Date: November 15, 2010                /s/Wang Shi Bin
                                       ------------------
                                       Wang Shi Bin
                                       President, Chief Executive Officer,
                                       Chief Financial Officer, Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Race World International,Inc. and will be retained by Race World International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.